Exhibit 10.4

BANK OF THE CAROLINAS CORPORATION

135 Boxwood Village Drive

Mocksville, North Carolina 27028

July 15, 2014

Bridge Equities III, LLC

c/o SunBridge Capital Management

5425 Wisconsin Ave., Ste 701

Chevy Chase, MD 20815

Ladies and Gentlemen:

Reference is made to that certain Stock Purchase Agreement, dated as of July 15, 2014 (the “Purchase Agreement”), between Bank of the Carolinas Corporation, a North Carolina corporation (the “Company”) and the purchasers identified on the signature pages thereto (the “Purchasers”). In connection with the execution and delivery of the Purchase Agreement, the Company and Bridge Equities III, LLC (“BEQIII”) are contemporaneously entering into this agreement (the “Side Letter Agreement”) and, as such, the parties hereto acknowledge and agree that this Side Letter Agreement shall remain in full force and effect notwithstanding the execution and delivery of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

The Company and BEQIII hereby agree as follows:

1. Board Appointment. Following the Closing, BEQIII shall be entitled to have one (1) representative designated by BEQIII appointed to the Board of Directors of the Company; provided, that BEQIII shall, and shall cause each of its designated representatives who may have access to any of the information made available at any meeting of the Company’s Board of Directors or provided by the Company to its Board of Directors to, hold in confidence and not disclose or use, directly or indirectly, any such information, other than in connection with BEQIII’s investment in the Company

2. Reimbursement for Legal Expenses. The Company shall pay the reasonable legal fees and expenses of counsel to BEQIII and its investment manager FJ Capital Management, LLC (“FJ Manager”), not to exceed $20,000, incurred by BEQIII or FJ Manager in connection with the transactions contemplated by the Transaction Documents, which amount shall be paid directly by the Company to counsel for BEQIII or FJ Manager at the Closing or paid by the Company to such counsel upon termination of the Purchase Agreement so long as such termination did not occur as a result of a material breach by BEQIII of any of its obligations under the Purchase Agreement.

3. Certain Relationships. The Company acknowledges that (a) BEQIII is a party to an Investment Management Agreement with FJ Manager, pursuant to which FJ Manager manages certain investments for BEQIII, (b) FJ Manager also manages certain investments for FJ Capital Long/Short Equity Fund LLC (“FJ Fund”) and (c) as of the date hereof, the Investor’s affiliate, Bridge Equities, LLC, owns approximately 70% of the outstanding equity interests in FJ Fund.

The Company further acknowledges that the Rock Creek Group, LP (“Rock Creek”) is a party to an Investment Management Agreement with FJ Manager pursuant to which FJ Manager sub-manages, on a discretionary basis, a segregated investment portfolio of the Rock Creek Wilson Fund, SPC, Ltd. on behalf of Rock Creek.

Notwithstanding anything contained in the Purchase Agreement to the contrary, the Company agrees that the relationships between BEQIII, FJ Manager, FJ Fund, and Rock Creek described above will not be deemed to breach any representation, warranty, or covenant contained in the Purchase Agreement.

4. Governing Law. This Side Letter Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws.

5. Conflicting Terms. This Side Letter Agreement constitutes a valid and binding agreement of the Company and BEQIII and shall survive the execution and delivery of the Purchase Agreement. In the event of any conflict between the provisions of this Side Letter Agreement and the provisions of the Purchase Agreement, the provisions of this Side Letter Agreement shall prevail and be given effect.

6. Counterparts. This Side Letter Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

**Signatures on Next Page**

IN WITNESS WHEREOF, the parties have executed this Side Letter Agreement as of the date first above written.

Very truly yours,

BANK OF THE CAROLINAS CORPORATION

By:	/s/ Stephen R. Talbert
Name:	Stephen R. Talbert
Title:	CEO and President

ACCEPTED AND AGREED as of

the date first written above by the undersigned,

thereunto duly authorized

BRIDGE EQUITIES III, LLC
By:	SunBridge Manager, LLC
Its:	Managing Member

	By:	/s/ Timothy B. Peterson
	Name:	Timothy B. Peterson
	Title:	Vice President